As filed with the Securities and Exchange Commission on March 19, 2014

Registration No. 333-194439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION MEDICINE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1316416
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(617) 418-2200

(Address of Principal Executive Offices)

Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan

(Full Title of the Plans)

Michael J. Pellini, M.D.

President and Chief Executive Officer

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(Name and Address of Agent For Service)

(617) 418-2200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kingsley L. Taft, Esq.

Arthur R. McGivern, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-194439) is solely to re-file Exhibit 23.1. No other changes have been made to the Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 19th day of March, 2014.

FOUNDATION MEDICINE, INC.

By:	/s/ Michael J. Pellini, M.D.
Michael J. Pellini, M.D.
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Michael J. Pellini, M.D.	President, Chief Executive Officer and Director	March 19, 2014
Michael J. Pellini, M.D.	(Principal Executive Officer)

*	Senior Vice President, Finance	March 19, 2014
Jason Ryan	(Principal Financial and Accounting Officer)

*	Director	March 19, 2014
Alexis Borisy

*	Director	March 19, 2014
Brook Byers

*	Director	March 19, 2014
Evan Jones

*	Director	March 19, 2014
Mark Levin

*	Director	March 19, 2014
David Schenkein, M.D.

*	Director	March 19, 2014
Krishna Yeshwant, M.D.

* Pursuant to Power of Attorney

By:	/s/ Michael J. Pellini, M.D.
Michael J. Pellini, M.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

4.1	Sixth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on October 2, 2013)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on October 2, 2013)

4.3	Form of Common Stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

4.4	Warrant to Purchase Preferred Stock of the Registrant, dated as of November 1, 2010, issued to Lighthouse Capital Partners VI, L.P. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

4.5	Second Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of June 20, 2013 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013)

5.1**	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1**	Power of attorney (included on signature page).

99.1	2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013).

*	Filed herewith.
**	Previously filed.